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                                                                  Exhibit (j)(2)

                              Arthur Andersen LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to all the references to our Firm included in or made a part of this registration statement on Form N-1A of Northern Funds (a Massachusetts business trust consisting of the Money Market Fund, U.S. Government Money Market Fund, U.S. Government Select Money Market Fund, Municipal Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Intermediate Tax-Exempt Fund, Florida Intermediate Tax-Exempt Fund, Fixed Income Fund, Tax-Exempt Fund, California Tax-Exempt Fund, International Fixed Income Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Income Equity Fund, Stock Index Fund, Growth Equity Fund, Select Equity Fund, Mid Cap Growth Fund, Small Cap Fund, International Growth Equity Fund, International Select Equity Fund and Technology Fund).

/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP

Chicago, Illinois
February 28, 2000